Exhibit 99.1
Contact:
Audra Bailey
(303) 218-5455
Carrier Access Reports Third Quarter 2005 Results
BOULDER, Colo.—(MARKET WIRE)—November 9, 2005—Carrier Access Corporation (NASDAQ: CACS), a manufacturer of broadband communications equipment, today reported results for its third quarter ended September 30, 2005.
Revenue for the third quarter of fiscal 2005 was $20.9 million compared with $21.3 million for the third quarter of fiscal 2004. Net loss for the third quarter of fiscal 2005 was $837,000, or $(0.02) per diluted share as compared with net loss of $3.7 million, or $(0.11) per diluted share for the third quarter of fiscal 2004.
Carrier Access president, CEO and chairman Roger Koenig stated: “The third quarter was a positive quarter in that we grew both our wireless and converged access revenue and customer base. In addition, we had a solid financial quarter. During the quarter we increased our cash and marketable securities available for sale by $4.6 million to $106.3 million. We made substantial progress toward our goal of achieving profitability, even while incurring $1.8 million in legal and accounting fees related to our restatements.
Koenig further added: “We continue to be excited about our new FLEXengine technology and Voice over IP (VoIP) product lines. During the third quarter we continued to expand our technology solutions in VoIP and wireless for GSM and 3G applications and are pleased at the reception by our customers of our technology direction and partnerships. We continue to believe that we are well positioned in our Converged Access and Wireless Access markets and that we will benefit in these areas as demand for new services grows throughout the remainder of 2005 and into 2006.”
Carrier Access will hold a conference call today, November 9, at 4:30 p.m. ET to review third quarter results. The call is open to the public. Those who wish to participate should dial 630-395-0017, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access. Investors may listen to a live audio webcast of the conference call at www.carrieraccess.com.
An online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at http://www.carrieraccess.com.
About Carrier Access Corporation
Carrier Access (NASDAQ: CACS) provides consolidated access technology designed to streamline the communication network operations of service providers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. Carrier Access’ technologies help our customers do more with less. For more information, visit www.carrieraccess.com.
Forward-Looking Statement Caution This press release contains forward-looking statements about our ability to attain revenue and maintain our balance sheet, incumbent vendor status, direct and indirect sales channels as well as our growth prospects in wireless and converged access. Our results of operations for the third quarter of fiscal 2005 and quarter over quarter revenue and our ability to achieve profitability are not necessarily indicative of the results that may be expected for any future period. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, market acceptance of our products, problems with or at our customers, distributors, OEM’s and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, and other risks and uncertainties including those factors discussed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005, and other documents periodically filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Carrier Access Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 30,	December 31,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$48,502	$46,753
Marketable securities available for sale	57,778	61,930
Accounts receivable, net	13,476	11,949
Income tax receivable	67	161
Deferred income taxes	311	363
Inventory, net	28,866	32,009
Prepaid expenses and other	2,481	4,513

Total current assets	151,481	157,678
Property and equipment, net	11,509	12,239
Goodwill	7,588	7,588
Intangible assets, net	5,582	6,412
Other Assets	—	218

Total assets	$176,160	$184,135

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,604	$11,246
Accrued compensation payable	3,217	2,917
Accrued expenses and other liabilities	1,229	1,116
Deferred revenue	663	352

Total current liabilities	14,713	15,631
Deferred income taxes	311	363

Total liabilities	15,024	15,994

Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	188,670	188,147
Accumulated deficit	(27,205)	(19,910)
Accumulated other comprehensive loss	(364)	(130)

Total stockholders’ equity	161,136	168,141

Total liabilities and stockholders’ equity	$176,160	$184,135

Carrier Access Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(As restated)		(As restated)
Revenue, net of allowances for sales returns	$20,862	$21,284	$54,483	$79,372
Cost of Sales	11,918	12,625	32,789	44,347

Gross profit	8,944	8,659	21,694	35,025

Operating Expenses:
Research and development	4,138	5,230	13,195	13,897
Sales and marketing	2,623	3,707	9,155	12,332
General and administrative	3,411	3,910	7,127	7,429
Bad debt expense (recoveries)	38	(165)	424	(446)
Restructuring charges	84	—	453	92
Intangible asset amortization	307	307	921	962

Total operating expenses	10,601	12,989	31,275	34,266

Income (loss) from operations	(1,657)	(4,330)	(9,581)	759
Other income, net	820	621	2,286	1,331

Income (loss) before income taxes	(837)	(3,709)	(7,295)	2,090
Income tax	—	—	—	67

Net income (loss)	$(837)	$(3,709)	$(7,295)	$2,023

Income (loss) per share:
Basic and diluted	$(0.02)	$(0.11)	$(0.21)	$0.06

Weighted average common shares outstanding:
Basic	34,671	34,054	34,608	32,430
Diluted	34,671	34,054	34,608	34,400

Carrier Access Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30,
	2005	2004
		(As restated)
Cash flows from operating activities:
Net income (loss)	$(7,295)	$2,023
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization expense	3,064	3,433
Provision for (recoveries of) doubtful accounts, net	424	(446)
Stock-based compensation	28	—
Changes in operating assets and liabilities:
Accounts receivable	(1,951)	5,042
Income tax receivable	94	—
Inventory	3,145	(4,914)
Prepaid expenses and other	2,141	871
Deferred revenue	311	—
Accounts payable and accrued expenses	(1,232)	(1,166)

Net cash provided (used) by operating activities	$(1,271)	$4,843

Cash flows from investing activities:
Purchases of property and equipment	(1,394)	(1,938)
Proceeds from sales of property	—	368
Acquisition	—	(350)
Purchases of marketable securities	(41,581)	(79,189)
Sales and maturities of marketable securities available for sale	45,499	46,151

Net cash provided (used) by investing activities	$2,524	$(34,958)

Cash flows from financing activities:
Proceeds from stock offering	—	83,607
Stock issuance costs	—	(5,227)
Proceeds from exercise of stock options	496	2,148

Net cash provided by financing activities	$496	$80,528

Net increase (decrease) in cash and cash equivalents	$1,749	$50,413
Cash and cash equivalents at beginning of period	$46,753	$10,107

Cash and cash equivalents at end of period	$48,502	$60,520